Filed Pursuant to Rule 424(b)(7)

Registration No. 333-223502

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	9,180,569	$98.00	$899,695,762	N/A

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Registration fees were previously paid in connection with the filing of the prospectus supplement, dated September 8, 2020 (file no. 333-223502).

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-223502

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 7, 2018)

9,180,569 Shares

INTERCONTINENTAL EXCHANGE, INC.

Common Stock

References in this prospectus supplement or the accompanying prospectus to the “Company,” “ICE,” “we,” “us” and “our” are to Intercontinental Exchange, Inc. and not to any of its subsidiaries unless otherwise specified or the context requires otherwise.

This prospectus supplement relates to the resale of 9,180,569 shares of our common stock, par value $0.01 per share, held by the selling stockholder identified in this prospectus supplement. We are not selling any of our common stock pursuant to this prospectus supplement, and we will not receive any proceeds from the sale of our common stock offered by this prospectus supplement by the selling stockholder.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “ICE.” The last reported closing sale price of our common stock on the NYSE on November 4, 2020 was $98.36 per share.

Investing in our securities involves certain risks. See “Risk Factors” included or incorporated by reference herein, as described beginning on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$98.0000	$899,695,762
Underwriting discounts and commissions	$0.5744	$5,273,319
Proceeds, before expenses, to the selling stockholder	$97.4256	$894,422,443

The underwriter expects to deliver the shares against payment in New York, New York on November 9, 2020.

Morgan Stanley

Prospectus Supplement dated November 4, 2020

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither ICE, the selling stockholder nor the underwriter has authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under “Where You Can Find Additional Information,” or any free writing prospectus that ICE files with the Securities and Exchange Commission (“SEC”). Neither ICE, the selling stockholder nor the underwriter takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of those respective documents. Our business, financial condition, results of operations or prospects may change after those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of our common stock in some jurisdictions may be restricted by law. For investors outside of the United States, neither we, the selling stockholder nor the underwriter have done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement outside of the United States. See “Underwriting.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell our common stock described in this prospectus supplement and in the accompanying prospectus in one or more offerings. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

The registration statement that contains the accompanying prospectus (including the exhibits filed with and incorporated by reference in the registration statement) contains additional information about us and our common stock. That registration statement can be read on the SEC’s website.

Unless the context otherwise requires, in this prospectus supplement and the accompanying prospectus, (i) “ICE” refers to Intercontinental Exchange, Inc. and not to any of its subsidiaries and (ii) the terms “we,” “our” or “us” refer to ICE and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

ICE is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov and on our Internet site at http://www.theice.com. Except for the documents referred to under this caption “Where You Can Find Additional Information” in this prospectus supplement and under the caption “Where You Can Find More Information” in the accompanying prospectus which are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on ICE’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus. ICE has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

ICE has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus supplement and prior to the termination of this offering will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report of Intercontinental Exchange, Inc. on Form 10-K for the fiscal year ended December 31, 2019, filed on February 6, 2020 (File No. 001-36198);

S-ii

(2)	Quarterly Report of Intercontinental Exchange, Inc. on Form 10-Q for the quarter ended March 31, 2020, filed on April 30, 2020 (File No. 001-36198);

(3)	Quarterly Report of Intercontinental Exchange, Inc. on Form 10-Q for the quarter ended June 30, 2020, filed on July 30, 2020 (File No. 001-36198);

(4)	Quarterly Report of Intercontinental Exchange, Inc. on Form 10-Q for the quarter ended September 30, 2020, filed on October 29, 2020 (File No. 001-36198);

(5)

Definitive Proxy Statement of Intercontinental Exchange, Inc. on Schedule 14A for the Annual Meeting of Stockholders on May 15, 2020, filed on March 26, 2020 (solely to the extent incorporated by reference into Part III of Intercontinental Exchange, Inc.’s 2019 Annual Report on Form 10-K) (File No. 001-36198);

(6)

Current Reports of Intercontinental Exchange, Inc. on Form 8-K filed on January 21, 2020, May  19, 2020, May 26, 2020, August  7, 2020, August  13, 2020 (Item 5.02 only), August  18, 2020, August 20, 2020, August 25, 2020, September  4, 2020 (Items 2.01 and 3.02 only), September  8, 2020 and September 11, 2020; and

(7)

All documents filed by ICE under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, on or after the date of this prospectus supplement and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 5660 New Northside Drive, Atlanta, GA 30328, telephone (770) 857-4700.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and may include statements regarding the acquisition of Ellie Mae Intermediate Holdings I, Inc. (“EMIH”) and its indirect wholly owned subsidiary Ellie Mae, Inc. (“Ellie Mae,” and the acquisition, the “Ellie Mae Acquisition”). In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “might,” “can,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties included or incorporated by reference herein as described in the section entitled “Risk Factors.”

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in ICE’s filings with the SEC. These risks and uncertainties include, without limitation, the following:

•	conditions in global financial markets and domestic and international economic, political and social conditions;

•	the impacts of the COVID-19 pandemic on our business, results of operations and financial condition as well as the broader business environment;

S-iii

•

the impact of the introduction of or any changes in laws, regulations, rules or government policies with respect to financial markets, climate change, increased regulatory scrutiny or enforcement actions and our ability to comply with these requirements;

•

volatility in commodity prices, equity prices and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, foreign exchange rates, and mortgage origination and refinancing trends;

•

the business environment in which we operate and trends in our industry, including trading volumes, clearing, data services, mortgage lending volumes, fees, changing regulations, competition and consolidation;

•	our ability to minimize the risks associated with operating clearing houses in multiple jurisdictions;

•	our equity and options exchanges’ compliance with their respective regulatory and oversight responsibilities;

•	the resilience of our electronic platforms and soundness of our business continuity and disaster recovery plans;

•	changes in renewal rates of subscription-based data revenues;

•

our ability to execute our growth strategy, identify and effectively pursue, implement and integrate acquisitions and strategic alliances and realize the synergies and benefits of such transactions within the expected time frame;

•	the performance and reliability of our trading, clearing and mortgage technologies and those of third-party service providers;

•	our ability to keep pace with technological developments and client preferences;

•	our ability to ensure that the technology we utilize is not vulnerable to cyber-attacks, hacking and other cybersecurity risks or other disruptive events or to minimize the impact of any such events;

•	our ability to keep information and data relating to the customers of the users of the software and services provided by our ICE Mortgage Technology business confidential;

•

our ability to identify trends and adjust our business to benefit from such trends, including trends in the U.S. mortgage industry such as interest rates, new home purchases, refinancing activity, and home builder and buyer sentiment, among others;

•	our ability to evolve our benchmarks and indices in a manner that maintains or enhances their reliability and relevance;

•	the accuracy of our cost and other financial estimates and our belief that cash flows from operations will be sufficient to service our debt and to fund our operational and capital expenditure needs;

•	our ability to incur additional debt;

•	our ability to maintain existing market participants and data and mortgage technology customers, and to attract new ones;

•	our ability to offer additional products and services, leverage our risk management capabilities and enhance our technology in a timely and cost-effective fashion;

•	our ability to attract and retain key talent;

•	our ability to protect our intellectual property rights and to operate our business without violating the intellectual property rights of others;

•	potential adverse results of threatened or pending litigation and regulatory actions and proceedings;

S-iv

•

our ability to realize the expected benefits of our acquisition of Ellie Mae and our majority investment in Bakkt Holdings, LLC and by extension, its subsidiaries, which could result in additional unanticipated costs and risks; and

•	our ability to detect illegal activity such as fraud, money laundering, tax evasion and ransomware scams through digital currency transactions that are easily exploited.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement in the case of forward-looking statements contained in this prospectus supplement, or the dates of the documents incorporated by reference into this prospectus supplement in the case of forward-looking statements made in those incorporated documents.

We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section.

S-v

SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the other incorporated documents, including in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, before making any investment decision.

Company Overview

We are a leading provider of marketplace infrastructure, data services and technology solutions to a broad range of customers including financial institutions, corporations and government entities. Through our markets, clearinghouses, listings, data and technology offerings, we provide comprehensive workflow solutions that enable our customers to manage risk, raise capital and operate their businesses more efficiently. We operate regulated marketplaces for listing, trading and clearing of a broad array of derivatives contracts and securities across major asset classes including: energy and agricultural commodities, metals, interest rates, equities, exchange-traded funds, or exchange-traded funds, credit derivatives, digital assets, bonds and currencies. In addition, we offer comprehensive data services to support the trading, investment, risk management and connectivity needs of customers around the world and across asset classes. We also offer technology solutions that support the United States residential mortgage industry from application and loan origination, through to final settlement.

We operate marketplaces and provide data services in the United States, United Kingdom, European Union, Canada and Singapore, and offer technology and data solutions to the U.S. mortgage industry. Our business is conducted as two reportable business segments, our Trading and Clearing segment and our Data and Listings segment, and the majority of our identifiable assets are located in the United States and United Kingdom.

On September 4, 2020, the Company completed the Ellie Mae Acquisition for aggregate consideration of $9.25 billion in cash, a portion of which was used to repay indebtedness and transaction expenses of EMIH, and 18,361,137 shares of our common stock issued to the selling stockholder (which had an aggregate value of approximately $1.93 billion based on the 10-day volume weighted average price of the Company’s common stock during the period ended September 2, 2020), excluding amounts paid for cash held by EMIH and its subsidiaries as of the closing date of the Ellie Mae Acquisition. The cash consideration paid by the Company was subsequently adjusted upward for $335 million of cash and cash equivalents held by EMIH and its subsidiaries as of the closing date of the Ellie Mae Acquisition.

Our principal executive offices are located at 5660 New Northside Drive, 3rd Floor, Atlanta, Georgia 30328. Our main telephone number is (770) 857-4700, and our website is www.theice.com. Except for the documents referred to under the caption “Where You Can Find Additional Information” in this prospectus supplement and under the caption “Where You Can Find More Information” in the accompanying prospectus which are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on ICE’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus. ICE has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

The Offering

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled “Description of Securities—Common Stock.”

Common stock offered by the selling stockholder	9,180,569 shares.

Common stock outstanding	561,283,772 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholder. See “Use of Proceeds.”

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-3 in this prospectus supplement, beginning on page 3 in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 before investing in our common stock.

NYSE symbol	“ICE.”

The number of shares of our common stock to be outstanding after this offering is based on 561,283,772 total outstanding shares of Company common stock outstanding as of October 26, 2020.

RISK FACTORS

An investment in our common stock involves risk. Prior to making a decision about investing in our common stock, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding our common stock, as well as the risk factors and the regulatory update information incorporated by reference in this prospectus supplement from ICE’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, under the heading “Risk Factors” and other filings we have made or may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a loss of your investment.

Risks Relating to Our Common Stock

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your common stock at or above the price you paid for your common stock. The market price for our common stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	conditions in global financial markets and domestic and international economic conditions;

•	future announcements concerning our business or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by securities analysts who track our common stock;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•

changes in domestic and foreign laws, regulations, rules or government policy with respect to financial markets, including any changes in previously issued regulations and policies, increased regulatory scrutiny or enforcement actions resulting from ongoing scrutiny of the U.S. equity market structure and our ability to comply with regulatory requirements;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	sales of our common stock by us or members of our management team;

•	our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire;

•	volatility in commodity prices, equity prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indexes and foreign exchange rates;

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events; and

•	the other factors described under “Forward Looking Statements” in this prospectus supplement.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

We may issue our common stock or other securities from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including our common stock issued in connection with an acquisition or investment), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a legal entity separate and distinct from our operating subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our stockholders, principal and interest on our outstanding debt or repurchase shares of our common stock, is dividends from our subsidiaries. There are statutory and regulatory limitations on the payment of dividends by certain of our subsidiaries to us. If our subsidiaries are unable to make dividend payments to us and sufficient cash or liquidity is not otherwise available, we may not be able to make dividend payments to our stockholders, principal and interest payments on our outstanding debt or repurchase shares of our common stock, which could have a material adverse effect on our business, financial condition and operating results.

Provisions of our organizational documents and Delaware law may delay or deter a change of control of ICE.

Our organizational documents contain provisions that may have the effect of discouraging, delaying or preventing a change of control of, or unsolicited acquisition proposals for, ICE. These provisions make a change of control less likely, which may be contrary to the desires of certain of our stockholders. Many of these provisions are required by relevant regulators in connection with our ownership and operation of U.S. and European equity exchanges. For example, our organizational documents include provisions that generally restrict any person (either alone or together with its related persons) from (i) voting or causing the voting of shares of stock representing more than 10% of our outstanding voting capital stock (including as a result of any agreement by any other persons not to vote shares of stock) or (ii) beneficially owning shares of stock representing more than 20% of the outstanding shares of any class or series of our capital stock. Further, our organizational documents generally limit the ability of stockholders to call special stockholders’ meetings or act by written consent, and generally authorize our Board of Directors, without stockholder approval, to issue and fix the rights and preferences of one or more series of preferred stock. In addition, provisions of Delaware law may have a similar effect, such as provisions limiting the ability of certain interested stockholders, as defined under Delaware law, from causing the merger or acquisition of a corporation against the wishes of the Board of Directors.

Risks Relating to the Ellie Mae Acquisition

We may fail to realize the anticipated benefits of the Ellie Mae Acquisition.

The success of the Ellie Mae Acquisition will depend on, among other things, our ability to combine our ICE Mortgage Services business and the business of Ellie Mae in a manner that facilitates growth opportunities, realizes anticipated synergies, and achieves the projected cost savings, revenue growth and profitability targets of the combined businesses without adversely affecting current revenues and investments in future growth. If we are not able to successfully achieve these objectives, the anticipated benefits of the Ellie Mae Acquisition may not be realized fully or at all or may take longer to realize than expected.

There is a significant degree of difficulty and management distraction inherent in the process of integrating an acquisition, including challenges consolidating certain operations and functions (including regulatory functions), integrating technologies, organizations, procedures, policies and operations, addressing differences in the business cultures of the two companies and retaining key personnel. The integration may be complex and time consuming and involve delays or additional and unforeseen expenses. The integration process and other disruptions resulting from the Ellie Mae Acquisition may also disrupt our ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect our relationships with market participants, employees, regulators and others with whom we and Ellie Mae have business or other dealings.

Any failure to successfully or cost-effectively integrate Ellie Mae following the acquisition could have a material adverse effect on our business and cause reputational harm.

As a result of the Ellie Mae Acquisition, we are subject to risks relating to the business conducted by Ellie Mae.

Following the consummation of the Ellie Mae Acquisition, we are subject to a variety of risks relating to the business conducted by Ellie Mae, many of which we already faced in our business, as described in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the other documents incorporated by reference herein. Some of the specific risks facing Ellie Mae include risks relating to the residential mortgage lending industry, including general conditions in the industry, changes in current or new regulations and legislation and potential structural changes in the industry; additional information technology risks, including cyber security and data privacy risks relating to Ellie Mae’s services; risks relating to intellectual property held or used by Ellie Mae; the ability of Ellie Mae’s services to adequately compete with the services offered by other companies, including through attracting new customers and retaining or selling additional service offerings to existing customers; and risks relating to current and future legal proceedings involving Ellie Mae.

The occurrence of any of such risks could have a material adverse impact on the financial condition, business or results of operations of Ellie Mae, which could impair or eliminate our ability to achieve the expected cost savings and synergies from the Ellie Mae Acquisition on a timely basis, if ever, or could impair our ability to achieve such cost savings and synergies without adversely affecting our current revenues or investments in future growth. Additionally, the occurrence of any such risks could impair our ability to integrate the business of Ellie Mae with our businesses in an efficient and timely manner, if at all.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of the shares of our common stock in this offering. Pursuant to the Registration Rights Agreement, dated as of September 4, 2020 (the “Registration Rights Agreement”), between the Company and the selling stockholder, we will pay all expenses (other than underwriting discounts) of the selling stockholder in connection with this offering. We will not receive any proceeds as a result of the sale of shares of common stock by the selling stockholder in connection with this offering.

SELLING STOCKHOLDER

On September 4, 2020, we completed the Ellie Mae Acquisition pursuant to the stock purchase agreement, dated as of August 6, 2020 (the “Purchase Agreement”), by and among us, EMIH and Ellie Mae Parent, LP (now known as Cyprus Parent, LP, the “selling stockholder”). Under the terms of the Purchase Agreement, we acquired all of the issued and outstanding shares of common stock of EMIH, and EMIH and its indirect wholly owned subsidiary, Ellie Mae, are now wholly owned subsidiaries of the Company. The aggregate consideration paid by the Company was $9.25 billion in cash, a portion of which was used to repay indebtedness and transaction expenses of EMIH, and 18,361,137 shares of our common stock issued to the selling stockholder (which had an aggregate value of approximately $1.93 billion based on the 10-day volume weighted average price of the Company’s common stock during the period ended September 2, 2020), excluding amounts paid for cash held by EMIH and its subsidiaries as of the closing date of the Ellie Mae Acquisition. The cash consideration paid by the Company was subsequently adjusted upward for $335 million of cash and cash equivalents held by EMIH and its subsidiaries as of the closing date of the Ellie Mae Acquisition.

The information contained in the table below in respect of the selling stockholder (including the number of shares beneficially owned and the number of shares offered) has been obtained from the selling stockholder and has not been independently verified by us.

The ownership percentage indicated in the following table is based on 561,283,772 total outstanding shares of Company common stock as of October 26, 2020.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.

Selling Stockholder(1)	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned After Sale	Percent of Class Beneficially Owned After Sale
Cyprus Parent, LP(2)	9,180,569	1.64%	9,180,569	0	0%

(1)

The selling stockholder has certain rights pursuant to the Registration Rights Agreement, which are described above and in our Current Report on Form 8-K filed on September 4, 2020, which is incorporated by reference in this prospectus supplement including Exhibit 4.1 to such Form 8-K. Other than such registration rights, there are no material relationships between the selling stockholder and the Company.

(2)

Cyprus Parent, LP (formerly known as Ellie Mae Parent, LP) is managed by a Board of Managers. Thoma Bravo Fund XIII, L.P., Thoma Bravo Fund XIII-A, L.P. and Thoma Bravo Executive Fund XIII, L.P. (collectively, the “TB Funds”) have the right to appoint all of the members of the Board of Managers. Thoma Bravo Partners XIII, L.P. is the general partner of each of the TB Funds, and Thoma Bravo UGP, LLC is the ultimate general partner of Thoma Bravo Partners XIII, L.P. By virtue of the relationships described in this footnote, Thoma Bravo UGP, LLC may be deemed to exercise shared voting and dispositive power with respect to the shares held directly by Cyprus Parent, LP. The business address of Cyprus Parent, LP is c/o Thoma Bravo, L.P., 150 North Riverside Plaza, Suite 2800, Chicago, Illinois 60606.

MATERIAL UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for U.S. federal income tax purposes, a beneficial owner of our common stock and you are:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from our common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or non-U.S. taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in our common stock.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or non-U.S. taxing jurisdiction.

Dividends

If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “Gain on Disposition of Common Stock.”

Except as described below, if you are a non-U.S. holder of our common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor, as the case may be:

•

a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends (and, in the event a treaty applies, dividends attributable to a permanent establishment that you maintain in the United States) are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of our common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis,

•

you are an individual, you hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist, or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition or your holding period, whichever period is shorter, more than 5% of our common stock (assuming our common stock remains regularly traded) and you are not eligible for any treaty exemption.

If you are a non-U.S. holder and the gain from the taxable disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold common stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Common stock held by you at the time of death will be included in your gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a U.S. office of a broker, provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation is sent to the United States or (iii) the sale has certain other specified connections with the United States.

UNDERWRITING

We, the selling stockholder and Morgan Stanley & Co. LLC (the “underwriter”) have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase 9,180,569 shares from the selling stockholder at a price of $97.4256 per share, which will result in $894,422,443 of proceeds to the selling stockholder before expenses.

The underwriter is offering the common stock subject to its acceptance of the shares from the selling stockholder and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

In connection with the offering of shares of our common stock described in this prospectus, the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act.

Commissions and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholder.

Price
Paid by the Selling Stockholder
Per Share	$0.5744
Total	$5,273,319

Shares sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement and to selected dealers of such offering price less a selling concession not in excess of $0.20 per share. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

Lock-Up Agreements

The selling stockholder has agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of its common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

Price Stabilization and Short Positions

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our common stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Neither we, the selling stockholder nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the selling stockholder nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Expenses and Indemnification

We estimate that our total expenses of this offering, will be approximately $1 million and are payable by us.

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. We and the selling stockholder have also agreed to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. An affiliate of the underwriter is a lender under the Credit Agreement, dated as of April 3, 2014, as amended, among the Company, Wells Fargo Bank, National Association, Bank of America, N.A. and the lenders named therein.

In the ordinary course of their various business activities, the underwriter and its affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended) (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying base prospectus and any other material in relation to the shares are only being distributed to and are only directed at persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “relevant persons.” The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons.

In addition, in the United Kingdom, the shares may not be offered other than by an underwriter that:

1. has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

2. has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the shares described herein. The shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the shares have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements in connection with the purchase of the shares.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any shares other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has not offered or sold any shares or caused such shares to be made the subject of an invitation for subscription or purchase and will not offer or sell such shares or cause such shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such shares, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA, except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF COMMON STOCK

The validity of our common stock offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.

PROSPECTUS

INTERCONTINENTAL EXCHANGE, INC.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Intercontinental Exchange, Inc. (“ICE”) may, from time to time, in one or more series, offer to sell the securities identified above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

One or more selling stockholders may use this prospectus in connection with their resales of shares of common stock from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Information about any selling stockholder and its resale of shares of common stock, including the relationship between such selling stockholder and ICE and the amounts, prices and other terms of the applicable offering, will be included in the applicable prospectus supplement, if required.

Our common stock is listed on the New York Stock Exchange under the symbol “ICE”.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Investing in the securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors ” beginning on page 3 in ICE’s Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement for a description of the factors you should consider before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 7, 2018

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. Neither ICE nor any selling stockholder has authorized anyone to provide you with information other than the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information”, or any free writing prospectus that ICE prepares and distributes. Neither ICE nor any selling stockholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the registrant has filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, ICE may offer the securities described in this prospectus in one or more offerings. Each time ICE sells securities, it will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information”.

Unless the context otherwise requires, in this prospectus, “we”, “our” or “us” refers to ICE.

WHERE YOU CAN FIND MORE INFORMATION

ICE is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov or on our Internet site at http://www.intercontinentalexchange.com. Except for the documents referred to under this caption “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement which are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information contained on ICE’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement. ICE has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

The registrant has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and prior to the termination of the applicable offering of securities by means of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1)	Annual Report of Intercontinental Exchange, Inc. on Form 10-K for the fiscal year ended December 31, 2017, filed on February 7, 2018 (File No. 001-36198);

2)	Current Reports of Intercontinental Exchange, Inc. on Form 8-K filed on February 7, 2018, only with respect to Item 5.02 disclosure (File No. 001-36198); and

3)

All documents filed by ICE under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the applicable offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 5660 New Northside Drive, Atlanta, GA 30328, telephone (770) 857-4700.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important risk factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

INTERCONTINENTAL EXCHANGE

Together with our consolidated subsidiaries, we are a leading global operator of regulated exchanges, clearing houses and listings venues, and a provider of data services for commodity, fixed income and equity markets. We operate regulated marketplaces for listing, trading and clearing a broad array of derivatives and securities contracts across major asset classes, including energy and agricultural commodities, interest rates, equities, equity derivatives, exchange traded funds, credit derivatives, bonds and currencies. We also offer end-to-end market data services and solutions to support the trading, investment, risk management and connectivity needs of customers around the world across all major asset classes.

Our exchanges include derivative exchanges in the United States, United Kingdom, European Union, Canada and Singapore, and cash equities, equity options and bond exchanges in the United States. We also operate over-the-counter, or OTC, markets for physical energy and credit default swaps, or CDS, trade execution. To serve global derivatives markets, we operate central counterparty clearing houses in the United States, United Kingdom, European Union, Canada and Singapore. We offer a range of data services for global financial and commodity markets, including pricing and reference data, exchange data, analytics, feeds, desktops and connectivity solutions. Through our markets, clearing houses, listings and market data services, we provide end-to-end solutions for our customers through liquid markets, benchmark products, access to capital markets, and related services to support their ability to manage risk and raise capital. Our business is currently conducted as two reportable business segments, our Trading and Clearing segment and our Data and Listings segment, and the majority of our identifiable assets are located in the United States and United Kingdom.

Our principal executive offices are located at 5660 New Northside Drive, 3rd Floor, Atlanta, Georgia 30328. Our main telephone number is 770-857-4700, and our website is www.intercontinentalexchange.com.

RISK FACTORS

Investing in securities issued by ICE involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in the Annual Report of Intercontinental Exchange, Inc. on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our consolidated ratio of earnings to fixed charges for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income before adjustment for fixed charges, and adjusted for non-controlling interests in consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense on outstanding debt, interest expense on lines of credit, amortization of debt issuance costs and effective interest expense on the Russell license.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	14.2x	12.1x	17.8x	15.0x	9.7x

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

ICE will not receive any proceeds from the sale of shares of common stock by any selling stockholder.

DESCRIPTION OF SECURITIES

We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We or any selling stockholder may sell shares of our common stock, par value of $0.01 per share.

The following summary is a description of the material terms of ICE’s capital stock. You should also refer to (1) the fourth amended and restated certificate of incorporation of ICE, which is also referred to as the certificate of incorporation, (2) the eighth amended and restated bylaws of ICE, which is also referred to as the bylaws, and (3) the applicable provisions of the Delaware General Corporation Law.

Pursuant to the certificate of incorporation, ICE’s authorized capital stock consists of one billion six hundred million (1,600,000,000) shares, each with a par value of $0.01 per share, of which:

•	one hundred million (100,000,000) shares are designated as preferred stock; and

•	one billion five hundred million (1,500,000,000) shares are designated as common stock.

All outstanding shares of common stock are, and the shares of common stock offered hereby will be, when issued and sold, validly issued, fully paid and nonassessable.

ICE’s common stock has the following rights and privileges:

•

Voting: ICE and certain of its subsidiaries are subject to limitations and requirements relating to the voting of ICE capital stock. For so long as ICE directly or indirectly controls a national securities exchange registered under Section 6 of the Exchange Act (each such national securities exchange so controlled, an “Exchange”), no person, either alone or together with its related persons (as that term is defined in Article V of the certificate of incorporation) is entitled to vote or cause the voting of shares of ICE common stock representing in the aggregate more than 10% of the outstanding shares of ICE common stock. ICE will disregard any votes cast in excess of the 10% voting limitation unless the ICE board of directors expressly permits a person, either alone or together with its related persons, to exercise a vote in excess of the voting limitation and the SEC approves such vote.

•

Ownership: ICE and certain of its subsidiaries are subject to limitations and requirements relating to the ownership of ICE capital stock. For so long as ICE directly or indirectly controls an Exchange, no person, either alone or together with its related persons may beneficially own shares of ICE common stock representing in the aggregate more than 20% of the outstanding number of votes entitled to be cast on any matter. The 20% ownership limitation will apply unless the ICE board of directors expressly permits a person, either alone or together with its related persons, to own shares in excess of limitation and the SEC approves such exception. If no such permission is granted and approved, any person who owns shares of ICE common stock in excess of the 20% ownership threshold will be obligated to sell, and ICE will be obligated to purchase, at par value the number of shares held by such person above the ownership limitation.

•

Dividends and distributions: The holders of shares of ICE common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by the ICE board of directors from legally available assets or funds.

•

Liquidation, dissolution or winding-up: In the event of the liquidation, dissolution or winding-up of ICE, holders of the shares of common stock are entitled to share equally, share-for-share, in the assets available for distribution after payment of all creditors and the liquidation preferences of any ICE preferred stock.

•

Restrictions on transfer: Neither the certificate of incorporation nor the bylaws contain any restrictions on the transfer of shares of ICE common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

•	Redemption, conversion or preemptive rights: Holders of shares of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for ICE securities.

•	Other provisions: There are no redemption provisions or sinking fund provisions applicable to the common stock, nor is the common stock subject to calls or assessments by ICE.

The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that ICE may designate and issue in the future. As of the date of this prospectus, there are no shares of preferred stock outstanding.

Limitation of Liability and Indemnification Matters

The certificate of incorporation provides that no ICE director will be liable to ICE or its stockholders for monetary damages for breach of fiduciary duty as a director, except in those cases in which liability is mandated by the Delaware General Corporation Law, and except for liability for breach of the director’s duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or any transaction from which the director derived any improper personal benefit. The bylaws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or senior officer of ICE or, at the request of ICE, serves or served as a director, officer, partner, member, employee or agent of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. The bylaws also provide that, to the extent authorized from time to time by the ICE board of directors, ICE may provide to any one or more other persons rights of indemnification and rights to receive payment or reimbursement of expenses, including attorneys’ fees.

Section 203 of the Delaware General Corporation Law

ICE is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner or a certain level of stock is acquired upon consummation of the transaction in which the person became an interested stockholder. A business combination includes, among other things, a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203 of the Delaware General Corporation Law, a business combination between ICE and an interested stockholder is prohibited during the relevant three-year period unless it satisfies one of the following conditions:

•

prior to the time the stockholder became an interested stockholder, the ICE board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of ICE voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or

•

the business combination is approved by the ICE board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of ICE outstanding voting stock that is not owned by the interested stockholder.

Certain Anti-Takeover Matters

The certificate of incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the ICE board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Board of Directors

Vacancies and newly created seats on the ICE board may be filled only by the ICE board of directors. Generally, only the ICE board of directors may determine the number of directors on the ICE board of directors. However, if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, then the number of directors elected by the holders of such stock will be determined according to the terms of the stock and pursuant to the resolutions relating to the stock. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of the ICE board of directors, but these provisions promote a continuity of existing management.

Advance Notice Requirements

The bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of ICE stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the ICE secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of ICE not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws.

Proxy Access

The bylaws provide that qualified stockholders can nominate candidates for election to the board of directors if such stockholders comply with the requirements contained in our bylaws within the designated time periods. Under the proxy access provisions of our bylaws, any stockholder (or group of up to 20 stockholders) owning 3% or more of our common stock continuously for at least three years may nominate up to two individuals or 20% of our board of directors, whichever is greater, as director candidates for election to the board of directors, and require us to include such nominees in our annual meeting proxy statement if the stockholders and nominees satisfy the requirements contained in our bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to the ICE secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of ICE no earlier than the close of business 150 calendar days and no later than the close of business 120 calendar days before the anniversary date that we mailed our proxy materials for the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws.

Adjournment of Meetings of Stockholders Without a Stockholder Vote

The bylaws permit the chairman of the meeting of stockholders, who is appointed by the board of directors, to adjourn any meeting of stockholders for a reasonable period of time without a stockholder vote.

Special Meetings of Stockholders

The bylaws provide that special meetings of the stockholders may be called by the board of directors, the chairman of the board, the chief executive officer, or at the request of holders of at least 50% of the shares of common stock outstanding at the time that would be entitled to vote at the meeting.

No Written Consent of Stockholders

The certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting. The certificate of incorporation does not permit holders of ICE common stock to act by written consent without a meeting.

Amendment of Certificate of Incorporation and Bylaws

Under the Delaware General Corporation Law, unless a corporation’s certificate of incorporation imposes a higher vote requirement, a corporation may amend its certificate of incorporation upon the submission of a proposed amendment to stockholders by the board of directors and the subsequent receipt of the affirmative vote of a majority of its outstanding voting shares and the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon as a class. Under the certificate of incorporation, the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of common stock and all other outstanding shares of stock of ICE entitled to vote on such matter is required to amend, modify in any respect or repeal any provision of the certificate of incorporation related to: (i) considerations of the board of directors in taking any action; (ii) limitations on stockholder action by written consent; (iii) the required quorum at meetings of the stockholders; (iv) the amendment of the bylaws by the stockholders; (v) the location of stockholder meetings and records; (vi) limitations on voting and ownership of ICE common stock and (vii) the provisions in Article X requiring such a supermajority vote.

Subject to certain exceptions, the ICE board of directors is expressly authorized to adopt, amend or repeal any or all of the bylaws of ICE at any time. ICE stockholders may adopt, amend or repeal any of the ICE bylaws by an affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding ICE common stock entitled to vote on the matter.

For so long as ICE shall control, directly or indirectly, any Exchange, before any amendment or repeal of any provision of the bylaws or the certificate of incorporation may become effective, it must be submitted to the boards of directors of each Exchange. If any of these boards of directors determines that the amendment or repeal must be filed with, or filed with and approved by, the SEC under Section 19 of the Exchange Act, then the amendment or repeal shall not be effectuated until filed with, or filed with and approved by, as applicable, the SEC.

Blank Check Preferred Stock

The certificate of incorporation provides for one hundred million (100,000,000) authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of ICE by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the ICE board of directors were to determine that a takeover proposal is not in the best interests of ICE, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the certificate of incorporation grants the ICE board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. The board of directors currently does not intend to seek stockholder approval prior to any issuance of shares of preferred stock, unless otherwise required by law.

Listing

ICE’s common stock is listed on the New York Stock Exchange under the symbol “ICE”.

Transfer Agent

The transfer agent for ICE common stock is Computershare Investor Services.

Preferred Stock; Depositary Shares

Under our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series. To establish a series of preferred stock, our board must set the terms thereof. We may sell shares of our preferred stock, par value of $0.01 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, our senior debt securities will be issued in one or more series under an indenture, entered into between ICE and Wells Fargo Bank, National Association, as trustee. Wells Fargo Bank, National Association will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to the senior debt securities. The form of indenture relating to our senior debt securities is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, our subordinated debt securities will be issued in one or more series under an indenture, to be entered into between ICE and Wells Fargo Bank, National Association, as trustee, or a different trustee named in such indenture. The form of indenture relating to our subordinated debt securities is filed as an exhibit to the registration statement of which this prospectus is a part.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

ICE expects the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities will be issued will be governed by and construed in accordance with the law of the State of New York.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

Units

We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement, if required.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Intercontinental Exchange, Inc. and subsidiaries appearing in ICE’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of ICE’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Intercontinental Exchange, Inc.

9,180,569 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley & Co. LLC

November 4, 2020